Exhibit 10.19

SCHEDULE OF EXECUTIVE OFFICERS AND OTHERS WITH MANAGEMENT CONTINUITY AGREEMENTS

Title	Name	Years / Comp*	Excise Tax Gross Up?
President and Chief Executive Officer	Ashish K. Khandpur	3	N
Special Advisor	Robert M. Patterson	3	Y
Senior Vice President, Chief Financial Officer	Jamie A. Beggs	2	N
Senior Vice President, Chief Human Resources Officer	Kristen A. Gajewski	2	N
Senior Vice President, President, Color, Additives and Inks, EMEA	Michael A. Garratt	2	N
Senior Vice President, Global Operations and Process Improvement	M. John Midea, Jr.	2	N
Senior Vice President, President of Color, Additives and Inks, Americas and Asia	Woon Keat Moh	2	N
Senior Vice President, President of Specialty Engineered Materials	Christopher L. Pederson	2	N
Senior Vice President, Chief Technology Officer	Vinod Purayath	2	N
Senior Vice President, Mergers and Acquisitions	Joel R. Rathbun	2	N
* Years of compensation payable upon change of control